UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2017

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01Entry into a Material Definitive Agreement

On August 28, 2017, UQM Technologies, Inc. (“UQM” or the “Company”) announced that it has entered into the Stock Purchase Agreement, dated as of August 25, 2017 (the “Agreement”), with  China National Heavy Duty Truck Group Co., Ltd. (“CNHTC”) through its wholly owned subsidiary, Sinotruk (BVI) Limited (collectively, the “Buyer”), and that UQM and CNHTC plan to create a joint venture (the “JV”) to manufacture and sell electric propulsion systems for commercial vehicles and other vehicles in China.  CNHTC has headquarters in Jinan, China.  The terms of the Agreement were unanimously approved by the boards of directors of both companies.  Pursuant to the Agreement, and subject to the terms and conditions set forth in the Agreement, the Buyer will acquire newly issued shares of common stock of UQM (the “Shares”) in two stages at a price of approximately $0.95 per share, which represents a 15% premium over the average volume weighted trading price of UQM’s common stock for the 30 days ended on the date of the Agreement (the “Transaction”).

In the first stage of the Transaction, the Buyer will acquire 5,347,300 Shares representing 9.9% of the total outstanding shares of common stock of UQM as of the date of the Agreement for an aggregate consideration of approximately $5.1 million (the “First Stage Investment”). The First Stage Investment is expected to close within 30 days of the execution of the Agreement. In the second stage of the Transaction, the Buyer will acquire such number of additional Shares resulting in the Buyer owning a total of 34% of UQM’s then-outstanding common stock on a fully diluted basis (38% on the basis of common stock shares currently outstanding) (the “Second Stage Investment”).  The closing of the Transaction is subject to certain conditions as further described below.

Based on the current total outstanding shares of common stock of UQM, the total number of shares of common stock of UQM to be acquired by the Buyer in the Transaction would be 29,696,100 Shares for total proceeds of approximately $28.3 million.

Closing Conditions

Closing of the Second Stage Investment is subject to the approval of UQM’s shareholders.  Shareholders holding a majority of the Company’s common stock must approve the Transaction as it will result in a “change of control” under NYSE American stock exchange rules.  Closing of the Second Stage Investment is also subject to approval by the Committee on Foreign Investment in the United States (“CFIUS”) under Section 721 of the Defense Production Act of 1950, as amended, as it will result in a material investment by a foreign-controlled entity in the Company.  The parties have agreed to submit a joint draft and final voluntary notice relating to the Second Stage Investment to CFIUS as promptly as practicable following the execution of the Agreement, and the parties have further agreed to use reasonable best efforts to obtain all shareholder approvals and other consents and approvals from all governmental authorities that may be or become necessary for completion of the Transaction.   The parties expect to receive the aforementioned shareholder and CFIUS approval within 120 days of the execution of the Agreement, with options to extend such period as needed.

The closing of the Transaction contemplated in the Agreement is also subject to the satisfaction or waiver by the respective parties of customary closing conditions and other conditions, including, among others: (a) the accuracy at closing of the parties’ representations and warranties set forth in the Agreement and the parties’ compliance with their covenant obligations therein; (b) prior to the closing of the Second Stage Investment, completion of a joint venture agreement (the “Joint Venture

Agreement”) and a technology transfer agreement (the “Technology Transfer and Service Agreement”) between the parties governing development and sale of electric motor products in China, and (c) the filing of the Agreement with applicable Chinese governmental agencies.

Additional Covenants

Following the closing of the First Stage Investment and until the closing of the Second Stage Investment, except as otherwise provided in the Agreement, the Company will continue to conduct its business in the ordinary course and will use commercially reasonable efforts to maintain and preserve intact the current organization, business and reputation of the Company and to preserve and continue to develop its current business relations.

Following the successful completion of the Second Stage Investment and for as long as the Buyer maintains an ownership interest of at least 25% of the UQM common stock shares outstanding, UQM will confer with CNHTC in advance of undertaking certain extraordinary actions, including (i) issuing new shares of stock, (ii) increasing the Company’s board of directors (the “Board”) size beyond eight directors, (iii) amending the Company’s by-laws, (iv) consummating agreements involving payments or encumbrances exceeding $500,000 annually, (v) entering any union agreement or plan, (vi) granting new compensation awards exceeding 1.5% of the current outstanding common stock, (vii) issuing any dividend or distribution of cash or property, or (viii) terminating the employment of (except for cause) or amending any of the employment agreements with current UQM executives.

   Board Rights

Upon closing of the First Stage Investment, CNHTC will have the right to nominate (subject to the Company’s reasonable consent) one non-voting observer to the Board.  Upon receipt of CFIUS approval and the closing of the Second Stage Investment, such observer shall have all the rights of a full Board member and CNHTC will have the right to nominate two additional Board members.  In addition, for as long as the Buyer owns at least 33% of the total outstanding shares of common stock of UQM, CNHTC will have the right to nominate three of the Board’s eight members, including the Chairman of the Board.

Noncompetition, Standstill, and Lock-Up

The Company and CNHTC have agreed to negotiate in good faith to establish the JV through which UQM will conduct its business in China.  Following the closing of the First Stage Investment until the later of the termination of the Joint Venture Agreement and the date on which Buyer ceases to own any shares of common stock of UQM, the Company has agreed not to undertake business in China that would directly or indirectly compete with the JV’s or CNHTC’s businesses in China.

The Buyer has agreed that from the date of the Agreement until the end of the first anniversary following the closing of the Second Stage Investment, neither the Buyer nor any of its affiliates will, directly or indirectly, purchase any shares of capital stock of the Company representing more than a majority of the voting power of all the capital stock of the Company.

The Buyer also agreed that it will not, during the period commencing on the date of the Agreement and continuing for a period of one year, lend, offer, pledge, or sell, directly or indirectly, any shares of common stock of the Company without the prior written consent of a majority of the Board, subject to certain exceptions. The parties agreed that such lock-up period will be immediately terminated and the Buyer will be entitled to sell or offer for sale the Shares purchased in the First Stage Investment if the closing of the Second Stage Investment cannot be consummated through the failure to obtain CFIUS approval or the failure of the parties to execute and deliver the Joint Venture Agreement and the Technology Transfer and Service Agreement, due to no act or omission by Buyer.

Registration Rights

The Company also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Buyer at the closing of the First Stage Investment. The Registration Rights Agreement will provide that within 15 days of the earlier of 75 days after submission of the initial CFIUS application and three months after the closing date of the First Stage Investment, the Company will file an initial registration statement covering the Buyer’s registrable securities.  Buyer will have customary “piggyback” registration rights. The Registration Rights Agreement also will require the Company to pay expenses relating to such registrations, indemnify the registration rights holders against certain liabilities, and pay the Buyer certain liquidated damages in the event its registration statements are not declared effective.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

We incorporate by reference herein the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of the Shares to the Buyer. The Company will not register the initial issuance of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and will instead rely upon exemptions from the Securities Act’s registration requirements as provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company will enter into the Registration Rights Agreement (as described above) at the closing of the First Stage Investment, pursuant to which it will later register the resale of the Shares that it will issue to Buyer pursuant to the Agreement.

Item 8.01 Other Events.

On August 28, 2017, UQM issued a press release announcing the Transaction. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description of Exhibit

10.1Stock Purchase Agreement dated as of August 25, 2017, among UQM and Sinotruk (BVI) Limited, and China National Heavy Duty Truck Group Co., Ltd.

99.1Press Release of UQM dated August 28, 2017.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to the completion of the Transaction and the receipt of shareholder and governmental approvals relating to the Transaction, involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements.  Factors that may cause such a difference include risks and uncertainties related to (i) the receipt and timing of required approvals and satisfaction of other conditions to the closing of the Transaction, (ii) the failure to reach binding or definitive agreement between the parties regarding the potential formation of the JV; and (iii) the impact of any changes in general economic and market conditions. Additional information about the risks and uncertainties faced by the Company are described in the Company’s transition report on Form 10-KT for the nine-month period ended December 31, 2016 and any subsequent reports filed with the U.S. Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. UQM does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

28
UQM TECHNOLOGIES, INC.

Date: August 30, 2017	By: /s/DAVID I. ROSENTHAL
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description of Exhibit

10.1Stock Purchase Agreement dated as of August 25, 2017, among UQM and Sinotruk (BVI) Limited, and China National Heavy Duty Truck Group Co., Ltd.

99.1Press Release of UQM dated August 28, 2017.